Exhibit 10.21

RHINO VENTURES LIMITED (1)

and

NOMAS GLOBAL INVESTMENTS – L.L.C – S.P.C (2)

and

HIS HIGHNESS SHAIKH MOHAMMED BIN SULTAN BIN HAMDAN AL NAHYAN (3)

WARRANTS PURCHASE AGREEMENT in relation to Warrants in Diginex Limited

THIS AGREEMENT is dated: 4th April 2025

BETWEEN:-

(1)	RHINO VENTURES LIMITED, a company with limited liability incorporated under the laws of the British Virgin Islands #2030338 and whose registered office is at Craigmuir Chambers, Road Town, Tortola, VG1110, British Virgin Islands (the “Seller”); and

(2)	NOMAS GLOBAL INVESTMENTS – L.L.C – S.P.C a Limited Liability Company - Sole Proprietorship Company incorporated under the laws of the Government of Abu Dhabi (License No. CN-5582021), with its registered office at (the “Buyer”); and

(3)	HIS HIGHNESS SHAIKH MOHAMMED BIN SULTAN BIN HAMDAN AL NAHYAN whose registered address is (the “Covenantor”).

INTRODUCTION

(A)	The Seller is the legal and beneficial owner of fully paid Warrants of the Company.

(B)	The Seller has agreed to sell and the Buyer has agreed to buy the Warrants, subject to the terms and conditions of this agreement.

IT IS AGREED as follows:

1	INTERPRETATION

The definitions and rules of interpretation in this clause apply in this agreement.

Business Day: a day (other than a Saturday, Sunday or public holiday) when banks in the City of London are open for business.

Company: Diginex Limited a Cayman Islands registered company with registration number OC-406606 and whose address is Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, Cayman Islands.

Completion: completion of the sale and purchase of the Warrants in accordance with this agreement.

Consideration: means the total purchase price of USD 300,000,000 payable by the Buyer to the Seller as detailed in clause 3.

Encumbrance: any interest or equity of any person (including any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien, assignment, hypothecation, security, interest, title, retention or any other security agreement or arrangement.

Warrants: means collectively the following warrant instruments entered into between the Company and the Seller on 23rd January 2025:

1.	Warrant Instrument expiring on 23rd April 2026 and convertible into 2,250,000 shares of the Company at $8.20 per share

2.	Warrant Instrument expiring on 23rd July 2026 and convertible into 2,250,000 shares of the Company at $10.25 per share.

3.	Warrant Instrument expiring on 23rd January 2027 and convertible into 2,250,000 shares of the Company at $12.30 per share.

Transaction: the transaction contemplated by this agreement or any part of that transaction.

1.1	Clause headings do not affect the interpretation of this agreement.

1.2	Words in the singular include the plural and in the plural include the singular.

2	SALE AND PURCHASE

On the terms of this agreement, the Seller shall sell and the Buyer shall buy, with effect from Completion, the Warrants with full title guarantee, free from all Encumbrances and together with all rights that attach (or may in the future attach) to them.

3	CONSIDERATION

3.1	The Consideration due to the Seller by the Buyer shall be USD300,000,000 paid by bank cash transfer to the following bank account in two tranches as follows:

	Amount	Due on or before

Tranche 1	USD50,000,000	30th April 2025

Tranche 2	USD250,000,000	31st December 2025

Seller Bank Account Details

BANK NAME:

BANK ADDRESS:

BENEFICIARY NAME:	RHINO VENTURES LIMITED

SWIFT:

ACCOUNT NUMBER:

IBAN:

3.2	The second tranche of the Consideration shall be held as a debt of the Buyer, due to the Seller on the second tranche payment date detailed in clause 3.1.

4	COMPLETION AND POST COMPLETION

4.1	Completion shall take place on the date the first tranche of Consideration is received by the Seller;

4.2	At Completion the Seller shall deliver a notice to the Company in respect to the transfer of the Warrants in favour of the Buyer, and shall cause the Company to transfer ownership to the Buyer and update the warrant register within five (5) Business Days of Completion.;

5	REPRESENTATIONS AND WARRANTIES

5.1	The Seller warrants and represents to the Buyer that:

5.1.1	it is the legal and beneficial owner of the Warrants and it will sell and transfer the Warrants to the Buyer free from any and all Encumbrances;

5.1.2	that Warrants are and will continue to be free of any and all encumbrance up to and including when the Warrants legal ownership changes from the Seller to the Buyer;

5.1.3	there is no outstanding option or right in favour of any third party to buy the Warrants, nor will any be entered into up to and including when the Warrants legal ownership changes from the Seller to the Buyer.

5.2	The Buyer warrants to the Seller that:

5.2.1	it has had the opportunity to conduct a due diligence review process and determined to enter into this agreement independently and without the benefit of or rely upon any inducement, representations, statements or warranty (other than the Warranties), from the Seller.

5.3	The Warranties shall be deemed to be repeated on each day from the date of this Agreement until Completion by reference to the facts and circumstances then existing. The Seller further undertakes that the Warrants shall, upon exercise by the Buyer in accordance with their terms, convert into fully paid equity shares of the Company, and the Seller shall procure all actions necessary to give effect to such conversion.

6	COVENANTOR’S COMFORT UNDERTAKING

6.1	The Covenantor acknowledges the obligations of the Buyer under this Agreement and, in view of the relationship between the parties, expresses their strong intention and moral commitment to ensure the Buyer’s adherence to the terms herein.

6.2	The Covenantor affirms their confidence in the Buyer’s ability and willingness to fulfil its obligations and agrees to provide such assistance or facilitation as may be reasonably expected in the spirit of this Agreement, should any issues arise.

6.3	This Clause is intended solely as a statement of present intention and does not constitute, nor shall it be construed as, a legal guarantee, surety, or assumption of liability by the Covenantor in respect of any obligation of the Buyer.

7	CONFIDENTIALITY AND ANNOUNCEMENTS

7.1	Each of the parties undertakes to each other to keep confidential the terms of this agreement and all information which they have acquired about each other party, and to use the information only for the purposes contemplated by this agreement.

7.2	The parties’ obligations contained in clause 7.1 shall not apply where:

7.2.1	any such information has ceased to be confidential or becomes public knowledge other than as a direct or indirect result of a breach of this agreement or any other obligation of confidence by any of the parties; or

7.2.2	the information that it receives from a source not connected with the party to whom the duty of confidence is owed acquires that free from any obligation of confidence to any other person.

7.3	Any party may disclose any information that it is otherwise required to keep confidential under this clause 7:

7.3.1	to such professional advisers, consultants and employees or officers as are reasonably necessary to advise on this agreement, or to facilitate the Transaction, if the disclosing party procures that the people to whom the information is disclosed keep it confidential as if they were that party; or

7.3.2	with the written consent of all the other parties; or

7.3.3	with the written consent of one party, if such information relates only to that party; or

7.3.4	to the extent that the disclosure is required:

(a)	by law; or

(b)	by a regulatory body, tax authority or securities exchange; or

but shall use reasonable endeavours to consult the other parties and to take into account any reasonable requests they may have in relation to the disclosure before making it.

7.4	Each party shall supply any other party with any information about itself or this agreement as such other party may reasonably require for the purposes of satisfying the requirements of a law, regulatory body or securities exchange to which such other party is subject.

8	The obligations of confidentiality set forth in this Agreement shall survive the termination or expiration of this Agreement for a period of two (2) years from the date of such termination or expiration, except in the case of Confidential Information constituting trade secrets, in which case such obligations shall survive for so long as such information remains a trade secret under applicable law.

9	FURTHER ASSURANCE

Each of the parties shall (at their own expense) promptly execute and deliver all such documents, and do all such things, as any other party may from time to time reasonably require for the purpose of giving full effect to the provisions of this agreement.

10	SCHEDULES AND SUPPORTING DOCUMENTATION

The parties agree that the following documents shall be attached to and form an integral part of this agreement as schedules:

a)	Schedule 1 – Certified copy of the Board Resolution of the Seller approving the sale of the Warrants and authorizing execution of this Agreement;
b)	Schedule 2 – Certified copy of the Board Resolution of the Buyer approving the purchase of the Warrants and authorizing execution of this Agreement;
c)	Schedule 3 – Warrant Instrument(s) evidencing the Warrants sold hereunder;
d)	Schedule 4 – Statement or certificate from the Company or relevant registrar evidencing that the Warrants are held in dematerialized (demat) form (if applicable), along with details of such demat account.

11	COSTS AND EXPENSES

Each Party shall bear its own costs, fees and expenses (including legal and professional fees) incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated herein, unless otherwise expressly agreed in writing between the Parties.

12	ASSIGNMENT

The Seller may not assign, or grant any Encumbrance or security interest over, any of its rights under this agreement or any document referred to in it. The Buyer has the right to appoint an assignee or assign the Warrants to a third party.

13	WHOLE AGREEMENT

This agreement, and any documents referred to in it, constitute the whole agreement between the parties and supersede any arrangements, understanding or previous agreement between them relating to the subject matter they cover. Nothing in this clause 10 operates to limit or exclude any liability for fraud.

14	THIRD PARTY RIGHTS

This agreement and the documents referred to in it are made for the benefit of the parties and their successors and permitted assigns and are not intended to benefit, or be enforceable by, anyone else.

15	COUNTERPARTS

This agreement may be executed in any number of counterparts, each of which is an original and which together have the same effect as if each party had signed the same document.

16	GOVERNING LAW AND JURISDICTION

This agreement and any disputes or claims arising out of or in connection with its subject matter are governed by and construed in accordance with the law of England and the parties irrevocably agree that the courts of England have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this agreement.

THIS agreement has been executed and delivered on the date stated at the beginning of it.

SCHEDULE 1

Copy of the Board Resolution of the Seller approving the sale of the Warrants

SCHEDULE 2

Copy of the Board Resolution of the Buyer approving the purchase of the Warrants

SCHEDULE 3

3x Warrant Instruments evidencing the Warrants sold hereunder

SCHEDULE 4

Statement or certificate from the Company or relevant registrar evidencing that the Warrants are held in dematerialized (demat) form

EXECUTED by RHINO VENTURES LIMITED, as Seller

Signed:	/s/ Miles Pelham

EXECUTED by NOMAS GLOBAL INVESTMENTS – L.L.C – S.P.C, as Buyer

Signed:	/s/

EXECUTED by HIS HIGHNESS SHAIKH MOHAMMED BIN SULTAN BIN HAMDAN AL NAHYAN, as Covenantor

Signed:	/s/ His Highness Shaikh Mohammed Bin Sultan Bin Hamdan Al Nahyan